SUB-ITEM 77Q1(A)



Amended and Restated By-Laws and Revised Appendix A to the By-Laws

Appendix A, dated July 22, 2016 to the Master Amended and Restated By-Laws for MFS Series Trust III, dated January 1, 2002 as revised through July 22, 2016, is contained in Post-Effective Amendment No. 122 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on August 16, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Master Amended and Restated By-Laws for MFS Series Trust III, dated January 1, 2002 as revised through May 2, 2016 and Appendix A thereto, as revised through May 2, 2016 is contained in Post-Effective Amendment No. 60 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


Amendment to the Declaration of Trust

An Amendment, dated May 2, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust III, dated December 16, 2004, is contained in Post-Effective Amendment No. 60 to the Registration Statement of MFS Series Trust III File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.